Exhibit 10.14

Final Form

Crackle Holdings, L.P.

Treatment of Unvested Class B Units

[•], 2021

As you may know, Crackle Holdings GP LLC (the “General Partner”), being the general partner of Crackle Holdings, L.P. (the “Partnership”), has begun the process of an initial public offering (if consummated, the “IPO”) and, in connection therewith, has selected Snap One Holdings Corp. (f/k/a Crackle Corp.), a direct wholly-owned subsidiary of the Partnership (the “Company”), for purposes of undertaking the IPO. In connection with the IPO, and pursuant to the terms of the Partnership Agreement (as defined below) to which you are party, the General Partner will cause the Partnership to exchange your unvested Class B Units (the “Unvested Units”) granted under the Partnership’s 2017 Class B Unit Incentive Plan (as amended from time to time, the “2017 Plan”), if any, for unvested shares of common stock of the Company (“shares of Restricted Stock”), if and when the IPO occurs (the “Exchange”). Terms used but not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of August 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”).

What will you receive? You will receive shares of Restricted Stock in exchange for your Unvested Units. These shares of Restricted Stock will be stock of the same class of shares that will become publicly traded following the IPO and will be subject to restrictions on transfer and vesting as described below. As is the case with your Class B Units, the shares of Restricted Stock will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, even once the shares of Restricted Stock have vested, they may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom.

The number of shares of Restricted Stock you will receive will be determined taking into account the aggregate value of your Unvested Units immediately prior to the Exchange, based on the distribution priorities and terms applicable to the various classes of units of the Partnership, in each case, calculated by the General Partner pursuant to and in accordance with the Partnership Agreement, and the price at which shares of Common Stock of the Company are initially offered to the public in connection with the IPO (the “IPO Price”). The number of shares of Restricted Stock you receive in exchange for your Unvested Units will each be rounded down to the nearest whole Share, and any fractional Shares will be settled in cash by the Company at a later date. Your shares will be held at an account in your name with the transfer agent in book-entry form.

You will also receive cash equal to $[ ] per Unvested Unit in lieu of participation in the tax receivables agreement that will be entered into between the Company and certain Partnership unitholders in connection with the IPO (the “Additional Payment”).

If your position with the Company is below the Executive Vice President-level (a “Non-Executive”), you will receive the Additional Payments payable with respect to your Unvested Units at the same time as the Exchange.

If your position with the Company is at or above the Executive Vice President-level (an “Executive”), then only Additional Payments payable with respect to Class B-1 Units of the Partnership (“Class B-1 Units”) that are scheduled to vest by October 31, 2022 pursuant to the time-vesting schedule applicable to such Class B-1 Units as of immediately prior to the Exchange will be paid to you at the same time as the Exchange. All other Additional Payments with respect to Class B-1 Units will be held in escrow, subject to the same vesting conditions as the Restricted Stock received in exchange for the Class B-1 Units; provided that such vesting schedule shall be accelerated by a certain number of days equal to number of days following the Exchange to October 31, 2022. Additional Payments with respect to any Class B-2 units of the Partnership (“Class B-2 Units”) will be held in escrow subject to the vesting conditions of the Restricted Stock received in exchange for such B-2 Units, as described in Appendix A. Notwithstanding the foregoing, in the event your employment is terminated as a result of your death or Disability (as defined in the Company’s 2021 Stock Incentive Plan), any remaining Additional Payments payable to you with respect to your Class B-1 and Class B-2 Units shall immediately vest.

When can you sell your Shares of Restricted Stock? The shares of Restricted Stock generally cannot be sold until the date that is the later of (i) the date on which such shares of Restricted Stock vest and (ii) twelve (12) months if you are an Executive or one hundred and eighty (180) days if you are a Non-Executive following the closing date of the IPO, subject to the Company’s then effective insider trading policy.

What vesting conditions will apply to the Shares of Restricted Stock?

The shares of Restricted Stock you receive in exchange for your Class B Units will be subject to the vesting terms that apply to such unvested Class B Units, as further described in (and, solely as to Class B-2 Units, as modified by) the attached Exchange Acknowledgement and Agreement.

Will my restrictive covenants continue to apply? Yes, your obligations under the Non-Interference Agreement referenced and defined in your Class B Unit Award Agreement(s) will continue to apply following the Exchange, and may be enforced by the Company following the Exchange.

What must you do now? To facilitate the IPO process and the Exchange of your Unvested Units, you must execute the attached Exchange Acknowledgement and Agreement. We strongly encourage you to read these documents, and, if you have questions, consult with your own legal, financial, and tax advisors about the consequences of the Exchange.

After you execute the Exchange Acknowledgement and Agreement, please send signed copies of the agreement(s) to [JD Ellis] no later than [•], 2021.

U.S. Federal Income Tax Treatment of the Exchange. The Company intends to take the position that the Exchange should not result in taxable income to you for U.S. federal income tax purposes, except with respect to any cash received in connection with the Exchange, as described below. The Exchange is expected to be treated, for U.S. federal income tax purposes, as a distribution to you of shares of Common Stock of the Company by the Partnership in redemption of your Unvested Units. Accordingly, your tax basis and holding period, if any, in your Unvested Units should carry over to your Restricted Shares, except that your basis will be reduced by the amount of cash received at the time of the Exchange or with respect to which a section 83(b) election is made, as described below, and your subsequent disposition of such shares (after vesting) should generally result in a capital gain (or loss) in an amount equal to the difference between the amount you realize on the disposition and your tax basis in the Restricted Shares that are disposed of. Long-term capital gains recognized by individuals are generally eligible for reduced rates of taxation. Furthermore, the deductibility of capital losses is subject to limitations. The foregoing assumes you will make an election as required in the Exchange Acknowledgement and Agreement under section 83(b) of the Internal Revenue Code with respect to the shares of Restricted Stock and that the shares of Restricted Stock you receive in the Exchange are of equivalent value to your unvested Units.

U.S. Federal Income Tax Treatment of the Additional Payments. Any cash you receive at the time of the Exchange pursuant to this agreement is expected to be taxable income to you as capital gain to the extent the cash received exceeds your outside basis in your Partnership interest. Your basis in the shares of Restricted Stock you receive in the Exchange will be reduced by the amount of such cash. If you are an Executive, the portion of the cash payment that is placed in escrow is not expected to be treated as currently received and therefore would not be subject to tax on a current basis and will not reduce your basis in your shares of Restricted Stock. When you actually receive the cash in escrow, the cash will be taxed as ordinary income to you. The Company intends to take the position that you may make a section 83(b) election with respect to all or a portion of the amount of cash held in escrow. If you choose to make a section 83(b) election on the escrowed cash, you would be subject to current taxation as capital gain to the extent the cash exceeds your outside basis in your Partnership interest and your basis in your shares of Restricted Stock would be reduced by the amount of such cash. You would not be subject to tax on the cash when it is actually received, but you would not be able to claim a tax loss if such cash is forfeited. You should consult your tax advisors regarding the application of the U.S. federal income tax laws to your particular situation, including the impact of the section 83(b) election as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

The shares of Restricted Stock you receive in the Exchange will be in exchange for, and will supersede in all respects, the Unvested Units, which will be cancelled and cease to exist immediately upon the Exchange. Except as expressly set forth in the Exchange Acknowledgement and Agreement, your rights and obligations under the 2017 Plan, your Class B Unit Award Agreement(s), the Partnership Agreement and any other documents or agreements with respect to the Unvested Units or the Partnership will terminate immediately following the Exchange.

We look forward to beginning this new, exciting chapter as a public company.

Sincerely,

John Heyman

EXCHANGE ACKNOWLEDGEMENT AND AGREEMENT

This Exchange Acknowledgement and Agreement (this “Agreement”) is made effective as of [ ], 2021 (the “Effective Date”), by and among Crackle Holdings, L.P., a Delaware limited partnership (the “Partnership”), Crackle Holdings GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Snap One Holdings Corp. (f/k/a Crackle Corp.), a Delaware corporation and direct wholly-owned subsidiary of the Partnership (the “Company”), and the management unitholder identified on the signature page attached hereto (“Management Unitholder”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement (as defined below).

WHEREAS, Management Unitholder holds a number of Class B Units of the Partnership (the “Exchanged Units”), in each case as specified in the Equity Schedule set forth on the signature page hereto, which Exchanged Units are subject to the Amended and Restated Limited Partnership Agreement of the Partnership, dated as of August 4, 2017 (as amended, restated, supplemented or otherwise modified from time to time, the “Partnership Agreement”), the Partnership’s 2017 Class B Unit Incentive Plan (as amended from time to time, the “2017 Plan”) and one or more Class B Unit Award Agreements, including any exhibits attached thereto (collectively, the “Unit Equity Agreements”);

WHEREAS, in connection with the initial public offering of the Company (the “IPO”), the General Partner will cause all of the Exchanged Units to be exchanged for unvested shares of common stock, par value $0.01, of the Company (the “shares of Restricted Stock”), effective immediately after the execution and delivery by the Company of the underwriting agreement relating to the IPO (the “Exchange and, the date of such Exchange, the “Exchange Time”), upon the terms and subject to the conditions set forth herein and as otherwise determined by the General Partner;

WHEREAS, prior to the IPO, the Company and the Partnership will enter into a tax receivable agreement (the “Tax Receivable Agreement”) whereby the Company will agree to make payments with respect a portion of the tax savings of the Company as a result of certain pre-IPO tax attributes;

WHEREAS, the Partnership will distribute its rights under the Tax Receivable Agreement to certain unitholders, and a cash payment to other holders, including the Management Unitholder, equal to the fair market value of the Management Unitholder’s pro rata interest in the Tax Receivable Agreement in lieu of rights under the Tax Receivable Agreement; and

WHEREAS, at the Exchange Time, pursuant to the Exchange, the Exchanged Units will be redeemed and will be cancelled and cease to exist and, in exchange therefor, Management Unitholder shall receive a number of shares of Restricted Stock determined by the General Partner, based on the price at which Shares are initially offered to the public in connection with the IPO (the “IPO Price”), as described herein and subject to the terms and conditions hereof, including, Appendix A attached hereto.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto acknowledge and agree as follows:

1.        Exchange of Exchanged Units.

(a)       Subject to the terms and conditions set forth herein and effective as of the Exchange Time, the General Partner will cause the Exchanged Units to be redeemed and cancelled in exchange for a number of shares of Restricted Stock, as determined in accordance with the Partnership Agreement. Once the IPO Price is conclusively determined, the actual number of shares of Restricted Stock to be received will be determined and the Company will communicate such final number to the Management Unitholder.

(b)         Management Unitholder shall receive cash equal to $[ ] per Exchanged Unit (the “Additional Payment”). Additional Payments shall be distributed to the Management Unitholder as follows:

(i) If the Management Unitholder’s position with the Company (or applicable affiliate thereof) is below the Executive Vice-President level (a “Non-Executive Management Unitholder”), the entire Additional Payment shall be distributed by the Partnership to the Management Unitholder on or prior to the closing date of the IPO.

(ii) If the Management Unitholder’s position with the Company (or applicable affiliate thereof) is at or above the Executive Vice-President level (an “Executive Management Unitholder”), the portion of the Additional Payment with respect to Class B-1 Units of the Partnership (“Class B-1 Units”) held by the Management Unitholder that are scheduled to vest by October 31, 2022 (the “Acceleration Date”) pursuant to the time-vesting schedule applicable to such Class B-1 Units as of immediately prior to the closing date of the IPO, shall be distributed by the Partnership to the Executive Management Unitholder on or prior to the closing date of the IPO. Any remaining portion of the Additional Payment to an Executive Management Unitholder with respect to the Class B-1 Units or Class B-2 Units shall be held in escrow subject to the same vesting conditions set forth in Appendix A attached hereto for the shares of Restricted Stock with which such Additional Payment is associated, except that (a) in the event the Management Unitholder’s employment is terminated as a result of the Management Unitholder’s death or Disability (as defined in the Company’s 2021 Stock Incentive Plan), any then-unvested and outstanding portion of the Additional Payment shall immediately vest upon such termination, (b) the vesting conditions with respect to shares of Restricted Stock received in exchange for Class B-1 Units shall be accelerated by a certain number of days, with such number of days equal to the number of days following the closing date of the IPO to the Acceleration Date, and (c) in the event that any unvested shares of Restricted Stock are forfeited, any remaining portion of the Additional Payment with respect to such shares shall be forfeited to the TRA Parties (as defined in the Tax Receivable Agreement). With respect to each vested portion of the Additional Payment, within five business days following the end of the quarter in which the applicable portion of the Additional Payment vested, such vested portion of the Additional Payment shall be distributed from escrow to the Executive Management Unitholder pursuant to the terms and conditions set forth in the escrow agreement to be entered into by the Company and an escrow agent prior to the Additional Payment.

(c)       Effective as of the Exchange, the shares of Restricted Stock shall be subject to the terms of Appendix A attached hereto.

(d)       Management Unitholder shall provide the Company with a copy of a completed election under Section 83(b) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder in the form of Exhibit A attached hereto, with respect to the shares of Restricted Stock and may, but is not required to, provide the Company with a copy of such election in the form of Exhibit B attached hereto with respect to all or a portion of the Additional Payment that is held in escrow pursuant to clause (b) of this section. Management Unitholder shall timely (within 30 days of the Exchange Time) file (via certified mail, return receipt requested) such election(s) with the Internal Revenue Service, and thereafter shall certify to the Company that Management Unitholder has made such timely filing(s) and furnish a copy of such filing(s) to the Company. Management Unitholder should consult his or her tax advisor regarding the consequences of a Section 83(b) election, as well as the receipt, vesting, holding and sale of the shares of Restricted Stock.

(e)       Management Unitholder acknowledges that the shares of Restricted Stock have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and accordingly, may not be sold or transferred except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption therefrom, and subject to the Company’s then effective insider trading policy.

2.        Non-Interference Agreement. For purposes of the Non-Interference Agreement Management Unitholder is a party to as a result of the Unit Equity Agreements, it is acknowledged and agreed that, from and after the Exchange, references to the “Partnership” will instead refer to the Company and references to the “Partnership Group” will refer to the Company and its subsidiaries.

3.        Book Entry. The Company shall recognize Management Unitholder’s ownership of shares of Restricted Stock through uncertificated book entry.

4.        Rights as a Stockholder. Management Unitholder shall be the record owner of the shares of Restricted Stock until or unless such shares of Restricted Stock are forfeited pursuant to the terms of this Agreement, and as record owner shall be entitled to all rights of a common stockholder of the Company, including, without limitation, voting rights with respect to the shares of Restricted Stock and rights to dividends or other distributions, subject to Section 6 below.

5.        Book Entry Notations. To the extent applicable, all book entries representing the shares of Restricted Stock delivered to Management Unitholder as contemplated by Section 3 above shall be subject to the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Company may cause notations to be made next to the book entry to make appropriate reference to such restrictions. Any such book entry notations may include a description of the restrictions set forth in Appendix A attached hereto and herein, including Sections 1 and 6 hereof.

6.        Transfer Restrictions. The shares of Restricted Stock are subject to the restrictions and obligations set forth in the Snap One Holdings Corp. Stockholders Agreement to be entered into by the Company and the other parties thereto on the date of the Exchange (the “Stockholders Agreement”) and Appendix A attached hereto.

7.        No Right to Continued Employment. Neither this Agreement nor Management Unitholder’s receipt of the Shares hereunder shall impose any obligation on the Company or any of its affiliates to continue the employment or engagement of Management Unitholder. Further, the Company or any of its affiliates (as applicable) may at any time terminate the employment or engagement of Management Unitholder, free from any liability or claim under the 2017 Plan or this Agreement, except as otherwise expressly provided herein.

8.        Cooperation. Management Unitholder acknowledges that the IPO constitutes an Initial Public Offering, the Company constitutes the IPO Corporation and the Exchange constitutes an IPO Conversion, in each case, pursuant to the Partnership Agreement and acknowledges that Management Unitholder has obligations to cooperate with the General Partner and take all actions required or reasonably requested by the General Partner in connection with the consummation of the IPO Conversion under the Partnership Agreement. Without limiting the foregoing, Management Unitholder further agrees to cooperate with the General Partner, the Partnership, the Company and their respective affiliates in taking any actions reasonably requested, necessary or advisable to consummate the transactions contemplated by this Agreement.

9.        Notices. Any notice necessary under this Agreement shall be addressed to the General Partner, the Partnership or the Company in care of its Secretary at its principal executive office and to Management Unitholder at the address appearing in the personnel records of the Company for such Management Unitholder or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

10.       Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and performed wholly within the State of Delaware, without giving effect to the conflict of laws provisions thereof.

11.       Amendment. Prior to the consummation of the IPO, the General Partner and, after consummation of the IPO, the Company, may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of Management Unitholder hereunder without the consent of Management Unitholder.

12.       Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the shares of Restricted Stock by electronic means. The Management Unitholder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

13.       Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

14.       Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

15.       Other Rights. Management Unitholder acknowledges that, upon consummation of the Exchange, Management Unitholder will no longer hold any unvested Class B Units of the Partnership and will have no surviving rights under the Partnership Agreement or any other governing documents of the Partnership or any other agreements related to ownership of any such unvested Class B Units of the Partnership, other than as expressly set forth herein.

[Signatures on next page.]

IN WITNESS WHEREOF, Management Unitholder acknowledges and accepts the terms of this Agreement.

Management Unitholder

Name:

Equity Schedule:

Class of Units	Number of Unvested Units at IPO
Class B-1 Units
Class B-2 Units

Agreement acknowledged and confirmed:

Crackle Holdings, L.P.

By:
Name:
Its

Crackle Holdings GP LLC

By:
Name:
Its

Snap One Holdings Corp.

By:
Name:
Its

APPENDIX A

to the

Exchange Acknowledgement and Agreement

TERMS AND CONDITIONS

1.          General. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Company’s 2021 Stock Incentive Plan. However, the term “Company” as used in this Appendix A with reference to employment shall include the Company and its Subsidiaries.

2.          Vesting Conditions. Upon receipt, shares of Restricted Stock shall initially be unvested and shall vest as follows:

(a)         Shares of Restricted Stock received in exchange for Class B-1 Units (the “Time-Based Restricted Stock”) will continue to vest based upon the same vesting conditions as were applicable to the Class B-1 Units to which the Time-Based Restricted Stock relates.

(b)         Shares of Restricted Stock received in exchange for Class B-2 Units (the “Performance-Based Restricted Stock”) will vest upon achievement of one or more of (A) the Total Return Hurdle, (B) the Average Return Hurdle and/or (C) the VWAP Hurdle (in each case as defined and described below) (which shall replace, in its entirety, the vesting conditions applicable to the Class B-2 Units in place immediately prior to the Exchange):

(i)        Total Return Hurdle. Subject to the Management Unitholder not having undergone a Termination (as defined in the 2017 Plan) prior to the applicable vesting date, 100% of the Performance-Based Restricted Stock will vest upon the receipt of Proceeds (as defined in the 2017 Plan) by the H&F Investors (as defined in the 2017 Plan and collectively referred to herein as the “Sponsor”), whether prior to, in connection with or following the IPO (as defined in the Exchange Agreement), equal to $1,399,409,115, which is the product of (a) $2.50 multiplied by (b) the number of Class A Units held by the Sponsor as of immediately prior to the closing of the IPO (as may be equitably adjusted for any units splits, recapitalizations or other similar events) (the “Total Return Hurdle”). If the Total Return Hurdle is not achieved prior to or in connection with a Change in Control, all Performance-Based Restricted Stock will be forfeited for no consideration.

(ii)       Average Return Hurdle. Subject to the Management Unitholder not having undergone a Termination prior to the applicable vesting date, upon any trade or other sale of shares of common stock, par value $0.01, of the Company (“Common Stock”) issued to the Sponsor in connection with the IPO in respect of Class A Units of the Partnership held directly or indirectly by the Sponsor as of immediately prior to the Exchange (each, a “Sponsor Share”, and the aggregate Sponsor Shares so received by the Sponsor, the “Initial Sponsor Shares”) following which the Sponsor holds 10% or less of the Initial Sponsor Shares (such trade or other sale, an “Exit Trade”), 100% of the Performance-Based Restricted Stock will vest if the Proceeds received in respect of the Sponsor Shares sold prior to and inclusive of the Exit Trade exceeds (a) the Price Target multiplied by (b) the number of Sponsor Shares sold prior to and inclusive of the Exit Trade (the “Average Return Hurdle”). In addition, upon each trade or other sale of Sponsor Shares following the Exit Trade, but prior to the time in which the Sponsor ceases to hold any of the Initial Sponsor Shares, if the Average Return Hurdle is satisfied, 100% of the Performance-Based Restricted Stock will vest. For purposes hereof, the “Price Target” is the amount per share of Common Stock that is equivalent to a price per Class A Unit of the Partnership equal to $2.50, which is calculated as follows: (a) the product of (i) $2.50 multiplied by (ii) the number of Class A Units held by the Sponsor immediately prior to the closing of the IPO (each as may be equitably adjusted for any units splits, recapitalizations or other similar events) divided by (b) the number of Initial Sponsor Shares. For example, if the Sponsor held 500,000,000 Class A Units immediately prior to the closing of the IPO and the number of Initial Sponsor Shares was 100,000,000 (i.e. 0.20 shares of Company Common Stock per Class A Unit), the Price Target would be equal to $12.50. The Price Target shall be appropriately reduced based on any Proceeds paid to the holders of Class A Units of the Partnership prior to the IPO (for example, a pro rata cash distribution).

A-2

(iii)       VWAP Hurdle. Prior to an Exit Trade, or following an Exit Trade to the extent such trade does not result in satisfaction of the Average Return Hurdle, if, during the period commencing on the earlier to occur of (a) the first anniversary of the IPO or (b) the first Exit Trade, and ending on February 4, 2024 (such period, the “VWAP Period”), the price per share of Common Stock, measured using a 30-day volume-weighted average price (the “VWAP Price”), is at least equal to the Price Target (the “VWAP Hurdle”), then:

(A)        42% of the Performance-Based Restricted Stock will vest on August 4, 2022 (or such later date on which the VWAP Hurdle is achieved);

(B)        42% of the Performance-Based Restricted Stock will vest on August 4, 2023 (or such later date on which the VWAP Hurdle is achieved); and

(C)       16% of the Performance-Based Restricted Stock will vest on February 4, 2024.

For the avoidance of doubt, no Performance-Based Restricted Stock will vest as a result of achieving the VWAP Hurdle prior to or following the VWAP Period.

(iv)       Final Forfeiture. Notwithstanding anything contained in this Section 2(b) to the contrary, Performance-Based Restricted Stock that has not vested on or prior to February 4, 2024 shall be forfeited on such date for no consideration.

(c)       The vesting conditions applicable to the Performance-Based Restricted Stock as set forth in Section 2(b) of this Appendix A constitute an amendment to the original vesting terms applicable to the Class B-2 Units for which such shares of Restricted Stock are exchanged. Management Unitholder hereby consents to such amended vesting terms in accordance with the 2017 Plan.

3.        Treatment of Shares of Restricted Stock Upon Termination. Except as set forth in Section 2 of this Appendix A, in the event of the Management Unitholder’s Termination for any reason prior to the time that all of the shares of Restricted Stock have vested, (A) all vesting with respect to such shares of Restricted Stock shall cease and (B) unvested shares of Restricted Stock shall be forfeited to the Company by the Management Unitholder for no consideration as of the date of such Termination.

4.        Non-Transferability. Until the Restricted Period (as defined in the 2017 Plan) has expired, the shares of Restricted Stock are not transferable by the Management Unitholder. Except as otherwise provided herein, during the Restricted Period, no assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall be forfeited to the Company.

5.        Imposition of Other Requirements. The Company reserves the right to impose other requirements on the shares of Restricted Stock, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Management Unitholder to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SECTION 83(b) ELECTION FORM

[•], 2021

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service Center

Re: Election Under §83(b) of the Internal Revenue Code

Dear Sir or Madam:

The undersigned hereby elects under Section 83(b) of the Internal Revenue Code to include in the taxpayer’s gross income for the taxable year in which the property described below was transferred, the excess (if any), of the fair market value of such property at the time of its transfer, over the amount (if any) paid for such property. Pursuant to Treas. Reg. § 1.83-2(e), the following information is submitted:

1.	Name of taxpayer: _________________

2.	Address of taxpayer: _________________

3.	Social Security Number: _________________

4.	Property with respect to which the election is being made: [•] shares of Common Stock of Snap One Holdings Corp.

5.	Date Interest Acquired: [•], 2021

6.	Taxable Year for which election is being made: calendar year 2021

7.	Nature of the restriction or restrictions to which the property is subject: While the shares of Common Stock described in Paragraph 4 are held by the undersigned, such shares remain subject to vesting based upon the continued performance of substantial services and/or applicable performance conditions.

8.	Fair Market Value of the property at the time of transfer/acquisition, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $[•]

9.	Amount paid for the property: $[•]

Pursuant to Treas. Reg. § 1.83-2(e), a copy of this election has been furnished to the person for whom the undersigned’s services are performed.

Very truly yours,

[Name]

SECTION 83(b) ELECTION FORM

[•], 2021

CERTIFIED MAIL

RETURN RECEIPT REQUESTED

Internal Revenue Service Center

Re: Election Under §83(b) of the Internal Revenue Code

Dear Sir or Madam:

The undersigned hereby elects under Section 83(b) of the Internal Revenue Code to include in the taxpayer’s gross income for the taxable year in which the property described below was transferred, the excess (if any), of the fair market value of such property at the time of its transfer, over the amount (if any) paid for such property. Pursuant to Treas. Reg. § 1.83-2(e), the following information is submitted:

1.	Name of taxpayer: _________________

2.	Address of taxpayer: _________________

3.	Social Security Number: _________________

4.	Property with respect to which the election is being made: $[•] which is held in escrow by Snap One Holdings Corp.

5.	Date Interest Acquired: [•], 2021

6.	Taxable Year for which election is being made: calendar year 2021

7.	Nature of the restriction or restrictions to which the property is subject: While cash described in Paragraph 4 is held for the benefit of the undersigned, such cash remains subject to vesting based upon the continued performance of substantial services and/or applicable performance conditions.

8.	Fair Market Value of the property at the time of transfer/acquisition, determined without regard to any lapse restrictions and in accordance with Revenue Procedure 93-27: $[•]

9.	Amount paid for the property: $[•]

Pursuant to Treas. Reg. § 1.83-2(e), a copy of this election has been furnished to the person for whom the undersigned’s services are performed.

Very truly yours,

[Name]